Exhibit 10.5

GUARANTY

(CIT Loan)

Dated as of September 21, 2005

among

SKYWEST, INC.,

as Guarantor,

C.I.T. LEASING CORPORATION,

as Lender,

and

C.I.T. LEASING CORPORATION,

as Security Trustee

Four Bombardier Regional Jet Model CL-600-2B19 Aircraft

U.S. Registration Numbers: N698BR, N699BR, N709BR and N710BR

Corresponding Manufacturer’s Serial Numbers:  7799, 7801, 7850, 7852

GUARANTY

(CIT Loan)

THIS GUARANTY (CIT Loan), dated as of September [  ], 2005, is executed by SkyWest, Inc., a Utah corporation (“Guarantor”), for the benefit of (a) C.I.T. Leasing Corporation, as lender (“Lender”), and (b) C.I.T. Leasing Corporation, not in its individual capacity, except as expressly provided herein, but solely as Security Trustee (“Security Trustee” and, together with Lender, and their respective successors and permitted assigns, each a “Guaranteed Party”, and collectively, the “Guaranteed Parties”).

W I T N E S S E T H :

WHEREAS, pursuant to the terms of that certain Loan Agreement (CIT Loan) dated as of even date herewith (the “Loan Agreement”) by and among SkyWest Airlines, Inc., a Utah corporation (“Borrower”), Guarantor, Lender and Security Trustee, Lender has agreed to provide the Loan to Borrower;

WHEREAS, Borrower and Security Trustee are entering into that certain Aircraft Mortgage and Security Agreement (CIT Loan) (the “Mortgage”) dated as of even date herewith pursuant to which Borrower issues to Lender one or more Notes as evidence of Borrower’s indebtedness to Lender, and Borrower shall execute and deliver an initial Mortgage Supplement dated the Closing Date covering the Aircraft, supplementing the Mortgage;

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in Appendix A to the Mortgage; and

WHEREAS, Borrower is a wholly-owned subsidiary of Guarantor and the making of the Loan is a direct benefit to Borrower in connection with the profitable conduct of its business and, therefore, also benefits Guarantor; and

WHEREAS, Guarantor is fully informed, understands and acknowledges that it is a condition precedent and a requisite inducement to the commitment of Lender to make the Loan, and to the execution and delivery of the Operative Documents by the Guaranteed Parties party thereto, that Guarantor execute and deliver this Guaranty (as the same may be amended or supplemented from time to time, herein referred to as this “Guaranty”);

NOW, THEREFORE, in consideration of the benefits, rights and interests to Borrower derived from the making of the Loan and the delivery of the Operative Documents, for a necessary inducement to the Guaranteed Parties to enter into the Operative Documents, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor, fully aware that the Guaranteed Parties are relying hereupon as an inducement to the provisions of the Operative Documents, hereby agrees as follows:

SECTION 1.           Guaranty of Obligations.

(a)                                  Guaranty.

(i)                                     Guarantor hereby (A) acknowledges that it is fully aware of the terms and conditions contained in, and has received a copy of the Mortgage, Loan Agreement, Mortgage Supplement No. 1 and the other Operative Documents (as the same may be amended, modified or supplemented from time to time, collectively, the “Guaranteed Documents”) and is fully aware of the transactions contemplated by the terms thereof and (B) irrevocably, absolutely and unconditionally guarantees, as primary obligor and not as surety or guarantor of collection, without set-off, abatement, deferment, or deduction, (1) the full and prompt payment by Borrower of all payment obligations of Borrower under the Guaranteed Documents to which Borrower is a party when due, whether by acceleration or otherwise, (including, without limitation, when due by reason of an Event of Default) strictly in accordance with the terms thereof (such obligations of Borrower guaranteed hereby are hereinafter referred to as the “Financial Obligations”), and (2) the performance of each and every other covenant, agreement and obligation to be performed or observed by Borrower under the Guaranteed Documents to which Borrower is a party (the “Nonfinancial Obligations” and, collectively with the Financial Obligations, the “Obligations”).

(ii)                                  Guarantor hereby agrees that, if Borrower fails to pay any Financial Obligation for any reason on the date that such Financial Obligation is required to be paid, Guarantor will pay or cause to be paid such Financial Obligation at the time specified in such Guaranteed Documents, whether by acceleration or otherwise, and that in the case of any extension of time of payment or renewal of any of the Financial Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal (it being the intention hereof that Guarantor shall promptly pay, as a payment obligation directly due from Guarantor, amounts equal to all amounts due that Borrower shall fail to faithfully and properly pay when due under the Guaranteed Documents, whether by acceleration or otherwise).

(iii)                               Guarantor hereby agrees that, if Borrower fails to perform any Nonfinancial Obligation for any reason on the date that such Nonfinancial Obligation is required to be performed by Borrower under the Guaranteed Documents, Guarantor will perform or cause such Nonfinancial Obligation to be performed when due, and that in the case of any extension of time of performance or renewal of any of the Nonfinancial Obligations, the same will be promptly performed on the date performance is due (whether by extension or otherwise) in accordance with the terms of such extension or renewal.

(b)                                 Absolute Guarantee.  To the fullest extent permitted under applicable law, the obligations of Guarantor hereunder shall be absolute and unconditional, shall be continuing and remain in full force and effect until final and irrevocable payment, performance or observance in full of all of the Obligations has occurred and shall not, in any manner, be affected by (i) any action taken or not taken by any Guaranteed Party or any other Person or by (ii) any lack of prior enforcement or retention of any rights against Borrower or Guarantor or by (iii) any illegality, unenforceability or invalidity of (A) the Obligations or the Guaranteed Documents, (B) any other guarantee or other obligations, or (C) any other agreement or instrument referred to herein or therein, or by (iv) any substitution, release or exchange of any other guarantee of, or security for, any of the Obligations, or by (v) any other circumstance or condition (whether or not Guarantor or Borrower shall have any knowledge or notice thereof), including without limitation: (1) to the extent not covered in Section 5 below, any termination, amendment or modification of, or deletion from, or addition or supplement to, or other change in any of the Guaranteed Documents, the Obligations or any other instrument or agreement applicable to any of the parties to such agreements, any assignment, mortgage or transfer of any thereof or of any interest therein, or to any leasing or subleasing or any registration or re-registration of the Aircraft or any substitution of any Airframe or any Engine; (2) any failure, omission or delay on the part of Borrower or any other Person to conform or comply with any term of any Guaranteed Document; (3) any exercise, delay in the exercise, or nonexercise of any right, remedy, power or privilege under or in respect of any Guaranteed Document or any obligation or liability contained therein; (4) any waiver by any Guaranteed Party, or their successors or assigns, of the performance or observance by Borrower of any Obligation, or of any payment, Default or Event of Default, or breach or failure to perform under any Guaranteed Document; (5) any extension or renewal of time or forbearance for payment of any Financial Obligation or for performance of any other

Obligation, or of the time for performance of any other obligations, covenants or agreements under or arising out of any Guaranteed Document; (6) the exchange, surrender, substitution or modification of any collateral security for any of the Obligations, or any furnishing or acceptance of additional security, or any release of any security, for the obligations of Borrower under the Guaranteed Documents, or the failure of any security or the failure of any Person to perfect any interest in any collateral security; (7) any failure, omission or delay on the part of any Guaranteed Party, or their successors or assigns (x) to give Guarantor notice of any Default, Event of Default, breach or other failure of performance under any Guaranteed Document or (y) to enforce, assert or exercise any right, power or remedy conferred on it in this Guaranty; (8) any other failure, omission or delay on the part of any Guaranteed Party in connection with any Guaranteed Document, or any other action on the part of the Guaranteed Party; (9) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, general assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshalling of assets and liabilities or similar proceedings with respect to Borrower, Guarantor, any other Person or any of their respective properties or creditors, or the disaffirmance with respect to Borrower of any of the Guaranteed Documents in any such proceeding or any action taken by any trustee or receiver or by any court in any such proceeding; (10) any limitation on Borrower’s liability or the Obligations (or the liabilities and obligations of any other Person) by cancellation, discharge, termination, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the Guaranteed Documents; (11) any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in the use of the Aircraft or any portion thereof by Borrower or any other Person for any reason whatsoever (including without limitation any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof, whether or not resulting from accident and whether or not without fault on the part of Borrower or any other Person; (12) any merger or consolidation of Borrower or Guarantor into or with any other Person, or any sale, lease or transfer of any of the assets of Borrower or Guarantor to any other Person; (13) any compromise, settlement, release, renewal, extension, indulgence, change in amendment to or waiver or modification of any Obligation, or any failure to mitigate damages, or any release or discharge, by operation of law or otherwise, of Guarantor, Borrower or any other Person from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or any other Guaranteed Document; (14) any transfer or permitted assignment by Borrower or any Guaranteed Party, or their successors or assigns of its interest, or any part thereof, in and to any Guaranteed Document or the Aircraft or the assignment or transfer of any rights relating to any Obligation contained in any Guaranteed Document, including, without limitation, the full or partial assignment of any of the Guaranteed Documents or the Aircraft; (15) any defense, set-off, cross-claim or counterclaim which may at any time be available to or asserted against Borrower or Guarantor; (16) any misrepresentation or breach of warranty made by Borrower in any Guaranteed Document or in any certificate or document delivered in connection therewith; (17) the genuineness, legality, validity or enforceability of any Guaranteed Document, or of any assignment or termination of any Guaranteed Document; and (18) any other condition or circumstance that might otherwise constitute a legal or equitable discharge, release, counterclaim, offset or defense of a surety or guarantor, or that might otherwise limit recourse against Guarantor, including, without limitation, any discharge, release, defense or limitation arising out of any laws of the United States of America or any State thereof or any Governmental Authority having jurisdiction thereover that would either exempt, modify or delay the due or punctual payment and performance of the obligations of Guarantor hereunder, it being agreed that the obligations of Guarantor hereunder shall not be discharged except by payment or performance as herein provided.  To the fullest extent permitted by applicable law, Guarantor hereby waives and agrees not to assert any of the foregoing occurrences as a defense to its obligations hereunder.  Without limiting the foregoing, it is understood that repeated and successive demands and recoveries may be made hereunder as and when, from time to time, there shall be a Default or Event of Default by Borrower under the terms of any Guaranteed Document, and that this Guaranty shall remain in force and effect and shall apply to each and every subsequent Default or Event of Default.  No failure or delay in exercising any right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Guaranteed Party under this Guaranty or the Guaranteed Documents.

(c)                                  Guarantee of Payment and Performance.  This Guaranty is a guarantee of payment and performance and not of collection and, to the fullest extent permitted by applicable law, Guarantor waives any right to require that any action or recourse against Borrower or any other Person or against any right or interest in any property or collateral security for the obligations be taken or exhausted prior to action being taken against Guarantor.  Guarantor specifically agrees that it shall not be necessary or required, and that Guarantor shall not be entitled to require, that any Guaranteed Party (i) file suit or proceed to obtain or assert a claim against Borrower or any other Person for the Obligations, (ii) give notice of or make demand for or make any effort at collection or obtaining performance of the Obligations from Borrower or any other Person, (iii) foreclose against or seek to realize upon any security now or hereafter existing for the Obligations, (iv) file suit or proceed to obtain or assert a claim for personal judgment or make any effort at collection of the Obligations from or against Borrower or any other Person liable for the Obligations, or exercise or assert any other right or remedy to which any Guaranteed Party is or may be entitled in connection with the Obligations or any security or other guaranty therefor, or (v) assert or file any claim against the assets of Borrower or any other guarantor or any other Person liable for the Obligations, or any part thereof, either before or as a condition to enforcing the liability of Guarantor under this Guaranty or requiring payment of said Obligations by Guarantor hereunder at any time thereafter.

(d)                                 Waiver.  Guarantor hereby specifically agrees that it shall not be necessary or required as a condition to enforcement of the obligations hereunder against it, that there be (and Guarantor, to the fullest extent permitted by applicable law, specifically waives) diligence, presentment, demand, protest or notice of any kind whatsoever with respect to this Guaranty or the Obligations; such waiver includes, without limitation: (i) notice of acceptance of this Guaranty or notice of nonpayment or nonperformance of any of the Obligations; (ii) demand for payment or performance from Borrower or Guarantor; (iii) presentment for payment upon Borrower or Guarantor or the making of any protest; (iv) notice of the amount of the Obligations outstanding at any time; (v) notice of failure to perform on the part of Borrower or notice of dishonor or acceleration; (vi) any requirement to exhaust any remedies exercisable upon a Default or Event of Default under any Guaranteed Document; (vii) any notice of any sale, transfer or other disposition of any right, title to or interest in the Aircraft, or any part thereof; or (viii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against Guarantor.  Guarantor agrees that any repayment or performance of the Obligations guaranteed hereunder or other act which tolls any statute of limitations applicable to enforcement of the Obligations shall similarly operate to toll any statute of limitations applicable to any liability of Guarantor hereunder.  To the fullest extent permitted by applicable law, Guarantor waives (x) all rights and benefits under any statute or rule of law requiring the holder or holders of any promissory note to pursue the maker thereof, any security that said holder or holders may hold, or any other remedy before proceeding against Guarantor, (y) all rights and benefits under any applicable law (to the extent applicable to Guarantor hereunder) purporting to reduce a guarantor’s obligation in proportion to the principal obligation guaranteed and (z) relinquishes the benefit and advantage of any and all valuation, stay, appraisement, extension or redemption laws which, but for this provision, agreement and waiver, might be applicable to any sale made under any judgment, order or decree of any court or otherwise based on this Guaranty, or any other Guaranteed Document or on the security interest in favor of the Security Trustee under the Mortgage.  All waivers made by Guarantor in this subparagraph (d) and elsewhere throughout this Guaranty are intentional and made by Guarantor after due consideration of all the consequences thereof.

(e)                                  Borrower’s Financial Position.  Guarantor assumes full responsibility for keeping fully informed of the financial and business conditions of Borrower and all other circumstances materially affecting Borrower’s ability to perform the Obligations, and agrees that no Guaranteed Party will have any duty to report to Guarantor any information that it receives about Borrower’s financial condition, business or operations, or any circumstances bearing on its ability to perform its duties under the Operative Documents.  To the fullest extent permitted by applicable law, Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Guaranteed Party upon this Guaranty or acceptance of this Guaranty.  The Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between Borrower or Guarantor and any Guaranteed Party relating thereto shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

(f)                                    Termination.  Subject to the provisions of Section 3 hereof and except as otherwise provided in the Operative Documents, Guarantor’s obligations under this Section 1 shall terminate one year and 30 days from such time as the Obligations shall have been irrevocably paid, performed and observed in full.

SECTION 2.                                Rights Limited to Guaranteed Party.  This Guaranty shall not and shall not be deemed to create any right in any Person except the Guaranteed Parties (and the successors and the permitted assigns of any Guaranteed Party) and shall not be construed in any respect to be a contract in whole or in part for the benefit of any other Person.

SECTION 3.                                Bankruptcy, Etc.

(a)                                  Guarantor agrees that if, at any time, all or any part of any payment or performance theretofore applied by any Guaranteed Party to any of the Obligations is or must be rescinded or returned by such Guaranteed Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower, Guarantor or any other Person), such Obligations shall, for the purposes of this Guaranty, to the extent that such payment or performance is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by such Guaranteed Party, and this Guaranty shall continue to be effective or be reinstated as to such Obligations, all as though such application by such Guaranteed Party had not been made.  If an event permitting the declaration of a Default or an Event of Default under a Guaranteed Document shall at any time have occurred and be continuing, and such declaration of Default or Event of Default shall at such time be prevented by reason of the pendency against Borrower, Guarantor or any other Person of a case or proceeding under a bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, a Default or Event of Default shall be deemed to have been declared with respect to such Guaranteed Document with the same effect as if such Guaranteed Document had been enforceable in accordance with the terms thereof, and Guarantor shall forthwith pay the amounts specified by any Guaranteed Party to be paid thereunder, any interest thereon and any other amounts guaranteed hereunder without any other notice or demand.

(b)                                 Guarantor hereby agrees that it will fully reimburse and does hereby fully indemnify each Guaranteed Party, on demand, for all reasonable costs and expenses (including without limitation reasonable fees of counsel) incurred by such Guaranteed Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law; provided, however, that each Guaranteed Party shall take such reasonable actions (or cease taking actions) as Guarantor may reasonably request to minimize or terminate further costs and expenses in connection with such rescission or restoration upon tender by Guarantor of the amount so rescinded or restored plus all other amounts due and owing hereunder

(including indemnified amounts reasonably incurred to the date of such tender).  In case any Guaranteed Document shall be terminated as a result of the rejection or disaffirmance thereof by any trustee, receiver, liquidator, agent or other representative of Borrower or any of its property in any assignment for the benefit of creditors or in any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution of Borrower, or similar proceeding, Guarantor’s obligations hereunder shall continue to the same extent as if such Guaranteed Document had not been so rejected or disaffirmed.  Guarantor shall and does hereby waive all rights and benefits that might accrue to it by reason of any such assignment or proceeding and Guarantor agrees that it shall be liable for the full amount of the Obligations irrespective of and without regard to any modification, limitation or discharge of liability of Borrower that may result from or in connection with any such assignment or proceeding.

SECTION 4.                                Subrogation.  Guarantor hereby irrevocably and unconditionally waives so long as any Obligation remains outstanding any and all rights it may have or obtain, by reason of the performance of the terms and provisions of this Guaranty, to succeed to or be subrogated to the rights and privileges of any Guaranteed Party against Borrower or against any collateral security or guarantee or right of offset held by any Guaranteed Party for the payment of the Obligations pursuant to the Operative Documents or otherwise.  As between Guarantor and the Guaranteed Parties only, Guarantor hereby further (a) irrevocably waives, to the fullest extent permitted by applicable law, all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against Borrower which may have arisen in connection with this Guaranty and (b) agrees with Borrower for the benefit of each of Borrower’s creditors (including, without limitation, each of the Guaranteed Parties), but not to the benefit of any other Person who may have obligations to Borrower, that any such payment or performance by Guarantor shall constitute a contribution of capital by Guarantor to Borrower (or an investment in the equity capital of Borrower by Guarantor).  So long as any Obligation remains outstanding, if any amount shall be paid by or on behalf of Borrower to Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by Guarantor in trust, segregated from other funds of Guarantor, be turned over to the Guaranteed Party entitled thereto in the exact form received by Guarantor (duly endorsed without recourse by Guarantor to such Guaranteed Party, if required), to be applied against the Obligations, whether matured or unmatured, in such order as such Guaranteed Party may determine.  The provisions of this paragraph shall survive the term of this Guaranty and the payment in full of the Obligations and the termination of the Guaranteed Documents.

SECTION 5.                                Amendments and Other Actions.  Each Guaranteed Party may, in its discretion, at any time and from time to time, without notice to Guarantor and without Guarantor’s consent (unless otherwise expressly required under the terms of such Guaranteed Documents), and without affecting the liability of Guarantor under this Guaranty, (a) agree to amendments, modifications or supplements to the Guaranteed Documents, give or withhold consents, waivers or approvals, and exercise, or refrain from exercising, rights under the Guaranteed Documents, (b) renew, extend (including extensions beyond the original term), modify, release or discharge any Obligation of Borrower, of co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of any of said Obligations, (c) accept partial payments of said Obligations, (d) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of said obligations and the security therefor in any manner, (e) consent to the transfer of security, or (f) bid and purchase at any sale of paper or security or any other collateral securing the Guaranteed Obligations.

SECTION 6.                                Remedies.  Guarantor agrees that, as between Guarantor and the Guaranteed Parties, the Obligations of Borrower may be declared to be forthwith due and payable or to be performed, as the case may be, as provided in the Guaranteed Documents (and shall be deemed to have become automatically due and payable or to be performed, as the case may be, in the circumstances provided for in such Guaranteed Documents) for purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such Obligations from becoming automatically due and payable or to be performed, as the case may be), and such Obligations (whether or not due and payable or to be performed, as the case may be, by Borrower) shall forthwith become due and payable by Guarantor for purposes of this Guaranty.

SECTION 7.                                No Waiver.  No failure on the part of any Guaranteed Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Guaranteed Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 8.                                Instrument for the Payment of Money.  Guarantor hereby acknowledges that this Guaranty constitutes an instrument for the payment of money, and consents and agrees that any Guaranteed Party, at its sole option, in the event of a dispute by Guarantor in the payment of any moneys due hereunder, shall have the right, in addition to any other remedies which are available at law, to bring an action for civil remedies under the laws of the State of New York.

SECTION 9.                                Continuing Guaranty.  This Guaranty is a continuing guarantee, and shall apply to all Obligations whenever arising.

SECTION 10.                          Mortgage.  Guarantor hereby acknowledges receipt of a copy of the Mortgage and consents to the terms thereof.

SECTION 11.                          Effectiveness of Amendments.  No amendment of or supplement to this Guaranty, or waiver or modification of or consent under the terms hereof, shall be effective unless evidenced by an instrument in writing signed by Guarantor and each of the Guaranteed Parties.

SECTION 12.                          Payments.  All payments by Guarantor hereunder in respect of any Obligation shall be made in immediately available funds and otherwise as provided in the Guaranteed Documents pursuant to which such Obligations are created.  All payments by Guarantor hereunder shall be made free and clear of, and without deduction of or withholding for or on account of or liability for any present or future Taxes collected by way of withholding or deduction.  If any such Taxes are so levied or imposed, Guarantor agrees to pay such Taxes and an additional amount such that the net amount actually received by the person entitled to receive such payment will, after such withholding, equal the full amount of the payment then due and shall be free of expense to such person for collection or other charges.  Guarantor will promptly, and in any event within 30 days after the date on which the payment of any such Taxes is due pursuant to applicable law, furnish certified copies to such Guaranteed Party of tax receipts if available or, if not available, other evidence of payment by Guarantor.  Notwithstanding anything to the contrary contained herein, the provisions of clauses 6(b)(ii) through (xiii) of the Loan Agreement shall apply, mutatis mutandis, to any claim for an amount to be paid by Guarantor with respect to Taxes pursuant to the three preceding sentences as though the three preceding sentences were set forth in clause 6(b)(i) of the Loan Agreement and Guarantor were Borrower in all such clauses.

SECTION 13.                          Consent to Jurisdiction; Service of Process.  Guarantor irrevocably agrees for the benefit of the Guaranteed Parties, by execution and delivery of this Guaranty, that any legal action or proceeding brought against Guarantor with respect to this Guaranty, the Guaranteed Documents or the transactions contemplated hereby and thereby may be brought and determined in the Supreme Court of the State of New York, or in the United States District Court for the Southern District of New York, and Guarantor hereby irrevocably accepts with regard to any such action or proceeding, for itself and in respect of its properties, generally and unconditionally, the non-exclusive jurisdiction of, acknowledges competence of and irrevocably agrees (without waiving any rights to appeal) to be bound by a final judgment of the aforesaid courts.  Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection that Guarantor may now or hereafter have to venue in such a court and any claim that such court is an inconvenient forum. Guarantor further irrevocably consents to the service of process in any proceeding initiated in either of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered airmail, postage prepaid, to Guarantor.  Nothing herein shall affect the right of any Guaranteed Party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against Guarantor in any other jurisdiction in which Guarantor may be subject to suit.

SECTION 14.                          Governing Law.  This Guaranty is delivered in, and shall in all respects be governed by and construed in accordance with the laws of the State of New York.

SECTION 15.                          Integration; Counterparts; Successors and Assigns.  This Guaranty (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among Guarantor and the Guaranteed Parties, with respect to Guarantor’s obligation to guarantee the payment and performance of the Obligations, (ii) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and (iii) shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of, and shall be enforceable by, the Guaranteed Parties and their respective successors and assigns.

SECTION 16.                          Notices.  All requests, demands, notices, copies of service of process or other communications hereunder shall be addressed and given in the manner, and shall be effective as the times and under the terms, set forth in Section 9(a) of the Loan Agreement.

SECTION 17.                          Costs and Expenses.  Guarantor agrees to pay to the Guaranteed Parties any and all reasonable expenses (including reasonable legal fees and expenses) incurred by the Guaranteed Parties in construing and/or enforcing this Guaranty, including such costs and expenses incurred at trial or on appeal or in connection with any settlement, arbitration or mediation proceedings, together with any reasonable cost, including attorney’s fees, incurred on account of the bankruptcy or insolvency of Guarantor.

SECTION 18.                          Performance.  Performance by Guarantor of any or all of the obligations of Borrower under and pursuant to the Guaranteed Documents shall, for all purposes thereof, constitute performance by Borrower of such obligations to the extent so performed by Guarantor hereunder.

SECTION 19.                          Waiver of a Jury Trial.  GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT IS A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER ARISING IN TORT, CONTRACT, OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATING TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER OPERATIVE DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE HEREOF OR BEFORE OR AFTER THE PAYMENT, OBSERVANCE OR PERFORMANCE OF GUARANTOR’S OBLIGATIONS UNDER THIS GUARANTY OR ANY OTHER OPERATIVE DOCUMENT.

SECTION 20.                          Further Assurances.  Guarantor agrees that at its expense, from time to time upon the written request of any of the of the Guaranteed Parties, Guarantor will execute and deliver such further documents and do such other acts and things as the Guaranteed Parties reasonably request in order fully to effect the purposes of this Guaranty, including without limitation, executing and delivering such further documents as may be reasonably necessary or desirable to confirm or evidence the rights hereunder of any successor or permitted assign of any Guaranteed Party.

SECTION 21.                          Captions.  The captions appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

SECTION 22.                          Agents and Attorneys-in-Fact.  Each Guaranteed Party may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

SECTION 23.                          Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Guaranteed Parties to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 24.                          Payment in Dollars.

(a)                                  If, for the purposes of obtaining judgment in, or enforcing the judgment of, any court, it is necessary for any Person to convert a sum due hereunder in Dollars into another currency (the “Judgment Currency”), the rate of exchange used shall be that at which in accordance with normal banking procedures such Person could purchase Dollars with the Judgment Currency on the Business Day on which final judgment is given or the order of enforcement made.

(b)                                 The obligation of Guarantor in respect of any sum due from it to any Person hereunder shall, notwithstanding any judgment or order of enforcement in such Judgment Currency, be discharged only to the extent that on the Business Day following that on which final judgment is given or the order of enforcement made, such Person may in accordance with normal banking procedures purchase Dollars with the Judgment Currency; if the Dollars so purchased are less than the sum originally due to such Persons in Dollars, Guarantor agrees, as a separate obligation and notwithstanding any such judgment or order of enforcement, to indemnify any Person against such loss attributable to any of its obligations hereunder, and if the Dollars so purchased exceed the sum originally due from Guarantor, in Dollars, such Person shall remit to Guarantor such excess.  Any additional amount due from Guarantor under this Section 24 will be due as a separate debt and shall not be affected by judgment or order of enforcement being obtained for any other sums due under or in respect of this Guaranty or any other Operative Document.

[Remainder of Page Intentionally Blank — Signature Page Follows]

IN WITNESS WHEREOF, each of Guarantor and the Guaranteed Parties have executed this Guaranty on the date set forth above.

SKYWEST, INC.,
Guarantor

By:	/s/ Michael J. Kraupp
Name:	Michael J. Kraupp
Title:	Vice President Finance and Assistant Treasurer

C.I.T. LEASING CORPORATION
not in its individual capacity, except as expressly provided herein, but solely as Security Trustee

By:	/s/ Glen T. Dimpfel
Name:	Glen T. Dimpfel
Title:	Vice President

C.I.T. LEASING CORPORATION
Lender

By:	/s/ Glen T. Dimpfel
Name:	Glen T. Dimpfel
Title:	Vice President

Signature Page for Guaranty